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                                    SECURITIES AND EXCHANGE COMMISSION

                                          WASHINGTON, D.C.  20549

                                                 FORM 8-K

                                              CURRENT REPORT


                                  Pursuant to Section 13 or 15(d) of the

                                      Securities Exchange Act of 1934



                                      Date of Report:  June 13, 1995



                                             SUN COMPANY, INC.
                          ------------------------------------------------------
                          (Exact name of registrant as specified in its charter)

       Pennsylvania            1-6841                  23-1743282
       ------------            ------                  ----------
       (State or other         (Commission             (IRS employer
        jurisdiction of         file number)            identification
        incorporation)                                  number)

       Ten Penn Center, 1801 Market Street, Philadelphia, PA  19103-1699
       -----------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)

       (215) 977-3000
       ----------------------------------------------------------------
       (Registrant's telephone number, including area code)

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Item 2.       Acquisition or Disposition of Assets.
- -------       -------------------------------------

       On June 8, 1995, Sun Company, Inc. ("Sun" or the "Company") completed the sale of its remaining 55 percent interest in Suncor Inc. ("Suncor"), to a group of Canadian underwriters led by Nesbitt Burns. The underwriting group will offer the shares publicly in Canada, and by way of private placement in the United States.

       Under terms of the agreement with Nesbitt Burns, Sun was to receive gross proceeds of approximately C$1,167 million (US$855 million), payable in three equal installments. In a separate transaction, Sun subsequently sold all but one-half of the third installment receivable. As a result, Sun will ultimately receive cash proceeds of US$770 million, after commissions, discount and U.S. dollar exchange, of which US$635 million will be received in June 1995, with the remainder expected to be received in June 1996.

       Suncor is a vertically integrated Canadian petroleum company whose operations consist of the exploration, production and marketing of conventional crude oil and natural gas, the production and marketing of synthetic crude oil from oil sands, and petroleum refining and marketing.


Item 5.       Other Events.
- -------       -------------

              (a)    Recent Developments
                     -------------------

                                         SUN COMPANY TO IMPLEMENT
                                 BROAD OPERATIONAL AND FINANCIAL CHANGES;
                                     DECLARES DIVIDEND ON COMMON STOCK
                                         AND NEW DEPOSITARY SHARES

    PHILADELPHIA, June 13, 1995 -- Sun Company, Inc. (NYSE: SUN) today announced details of an extensive operational and financial restructuring that Sun Chairman/CEO Robert H. Campbell said "will significantly improve our competitive position and establish a solid foundation for improved financial performance."

    Sun is the largest independent U.S. refiner-marketer, with five domestic refineries and more than 4,000 Sunoco retail outlets in 17 states from Maine to Indiana and the District of Columbia.

    "The changes we are making will enable us to focus on our core businesses and significantly strengthen our financial position so we can invest in growth projects," Campbell said. "We believe this will enhance the value of Sun Company to our shareholders and the many other groups who have a stake in the company, including our customers, suppliers, employees and the communities where we operate."

    He said there are seven elements in the operational and financial restructuring. They are:

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OPERATIONAL ELEMENTS
    * cost reductions of $110 million a year, principally by a reduction of 800 primarily staff and support positions;

    * the restructuring of Sun Company into eight "separate and discrete, but not autonomous, business units" plus a holding company and a service company;

FINANCIAL ELEMENTS
    * the already-completed sale of the company's 55-percent interest in Suncor, its former Canadian subsidiary, for net cash proceeds of U.S.$770 million, of which $635 million will be received in mid-June, with the remainder due in 1996;

    * the reduction of Sun's debt by more than $500 million through the use of at least $335 million of Suncor proceeds to repay company debt and the elimination of approximately $180 million of debt as part of the Suncor sale;

    * the reduction of Sun's quarterly common stock dividend from 45 cents a share ($1.80 per year) to 25 cents a share ($1.00 per year);

    * the use of some Suncor proceeds to make a cash tender offer for up to
6.4 million shares of Sun common stock via a "Dutch auction" at a price between $30 and $33 per share, followed by a possible open market purchase program of up to $100 million in Sun common stock after the conclusion of the tender offer. (Sun stock closed yesterday at $31.25 per share. The tender offer to shareholders will be made on June 13 and will remain open until July 24.)

    * an offer to shareholders to exchange their common shares tax free for an equal number of "depositary shares" that will pay an annual dividend of $1.80 per share for three years. The company will exchange up to 25 million shares in total. (Each depositary share represents one-half of a preference share -- a new series of cumulative preferred stock -- and will have half the voting rights of a common share. Their value will be capped at $40 per share plus any remaining "excess" dividend, and they are subject to redemption for common stock.)

    The exchange offer will be made at the same time as the cash tender offer and will also expire on July 24, 1995. If more than 6.4 million shares are tendered in the Dutch auction or more than 25 million shares in the exchange offer, submissions will be subject to proration.

       Campbell said that Sun's board of directors declared dividends payable on both common stock and the new depositary shares for the third quarter of 1995. The common stock dividend will be $.25 per share, and the dividend on depositary shares will be $.45 per share. Payment date for the common stock dividend is September 8, 1995, payable to shareholders of record on August 10. The dividend on depositary shares is payable September 13, 1995, to shareholders of record on August 10.

    Campbell said the multi-faceted plan was the result of a competitive assessment of all aspects of the refining and marketing business. "Refining margins for gasoline and distillate fuel, the principal products made from crude oil, have narrowed significantly in the past four years, requiring us to continually reduce our cost structure," he said.
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    He pointed out that the financial aspects of the restructuring are directly linked with the operational changes. "The proceeds of the Suncor sale enable us to repay a large portion of our debt and buy back some of our stock, while the reduced dividend and annual cost reductions provide ongoing cash for growth projects that will increase shareholder value over time," he stated.

    Commenting on the operational changes, Campbell said that organizing into eight business units would "increase accountability for bottom line performance, allow each unit to focus on different ways of operating in different business environments, better integrate oil flow decision-making, and provide tighter cost controls." The eight units are:

    * Northeast Sunoco Branded Fuels -- primarily sales of Sunoco gasoline through service stations in New England and the Mid-Atlantic states, but also including branded sales of other fuels;
    * Northeast Refining and Wholesale, composed of the Philadelphia and Marcus Hook, Pa., refineries, and the wholesale marketing of fuels made there;
    * Toledo Refining & Marketing, including the Toledo (Ohio) Refinery, sales of products made there, and the retail marketing of Sunoco gasoline in the areas supplied from the refinery;
    * Chemicals, consisting of the manufacture and sale of chemicals;
    * Lubricants Refining & Marketing, consisting of the manufacture and sale of lubricants and related fuels produced at Sun's Tulsa (Okla.) and Puerto Rico refineries, including blending, packaging and customer service;
    * Logistics, composed of Sun's crude oil and products pipelines, domestic crude oil lease acquisition, marketing terminals, and the company's rail, tank car, transport and marine operations;
    * International Production, principally crude oil and natural gas produced in the U.K. North Sea; and
    * Coal, consisting of several Eastern coal mines and a coke producing facility;

    Campbell said a service company would be created from existing support groups to provide services to these eight units. "This service company will be compared with external providers to determine the most cost effective way of providing needed services," Campbell noted.

    Commenting on the dividend reduction, Campbell said that, based on Monday's share price of $31.25, Sun's previous $1.80 per share dividend represented a yield of 5.8 percent, more than double that of its competitors. "We maintained that dividend level in anticipation that market conditions would right themselves shortly and financial performance would improve, but we can no longer wait for that to happen," he said. "It is tempting to speculate that the downward pressure on our refining margins has peaked and will soon subside, but at Sun we think that to count on that would be a risky strategy indeed."

    "The new annual dividend on common stock of $1.00 per share is still an attractive yield compared to our competition and the average S&P 500 company," Campbell said. "By having a dividend level comparable to our competitors, we will have sufficient funds to make sound investments in our value-added businesses and to improve our basic refining capability." The new dividend will take effect with the third quarter payment scheduled for September 1995, Campbell noted.
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    He added that Sun will record an estimated after-tax charge in the 1995 second quarter of $100 million related to employee terminations and the write-down to net realizable value of certain refining-marketing and coal assets. He said the Suncor sale will result in a second quarter after-tax gain of approximately $150 million.

    Sun Company, Inc. (NYSE: SUN), headquartered in Philadelphia, operates five domestic refineries and markets gasoline under the Sunoco brand through more than 4,000 service stations in 17 states from Maine to Indiana and the District of Columbia. These outlets include more than 600 Sunoco A-Plus convenience stores and 350 Sunoco Ultra Service Centers. Sun sells lubricants and petrochemicals worldwide, operates domestic pipelines and terminals, and produces crude oil and natural gas internationally. Sun recently sold its 55 percent interest in Suncor, a fully-integrated Canadian oil company.
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

Item 7.       Financial Statements and Exhibits.
- -------       ----------------------------------

PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
Sun Company, Inc. and Subsidiaries

(Millions of Dollars)
- --------------------------------------------------------------------------
                                                                  At March 31, 1995
                                                                  -----------------
                                                                      Pro Forma
                                                                     Adjustments
                                                                 Increase (Decrease)
                                                                 ------------------
                                                                                     Repayment
                                                                      Sale            of Debt/
                                                                        of               Stock        Pro
                                                     Historical       Suncor(1)     Repurchase      Forma
                                                     ----------     ------          ----------      -----
ASSETS
Current Assets
Cash and cash equivalents                                 $  26     $  635               $(635)    $   24
                                                                        (2)
Accounts and notes receivable,
  net of allowances                                         655       (141)                 --        514
Inventories                                                 682       (125)                 --        557
Deferred income taxes                                       119         --                  --        119
                                                         ------     ------               -----     ------
Total Current Assets                                      1,482        367                (635)     1,214

Investment in Coal Operations
  Held for Sale                                              54         --                  --         54
Investment in Real Estate Operations
  Held for Sale                                             130         --                  --        130
Receivable from Sale of Suncor stock                         --        124                  --        124
Long-Term Receivables and Investments                        85         (4)                 --         81
Properties, Plants and Equipment, net                     4,416     (1,281)                 --      3,135
Deferred Charges and Other Assets                           308        (38)                 --        270
                                                         ------     ------               -----     ------
Total Assets                                             $6,475     $ (832)              $(635)    $5,008
                                                         ======     ======               =====     ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable                                         $  774     $ (108)              $  --     $  666
Accrued liabilities                                         559        (90)                 --        469
Short-term borrowings                                       324         --                (207)       117
Current portion of long-term debt                           100         (4)                (82)        14
Taxes payable                                               226         15                  --        183
                                                                       (58)
                                                         ------     ------               -----     ------
Total Current Liabilities                                 1,983       (245)               (289)     1,449

Long-Term Debt                                            1,099       (175)                (46)       878
Retirement Benefit Liabilities                              512        (45)                 --        467
Deferred Income Taxes                                       301         72                  --        165
                                                                      (208)
Other Deferred Credits and Liabilities                      394       (105)                 --        289
Minority Interest                                           376       (376)                 --         --
Stockholders' Equity
Common stock                                                130         --                  --        130
Capital in excess of par value                            1,309         --                  --      1,309
Cumulative foreign currency
  translation adjustment                                    (87)        87                  --         --
Earnings employed in the business                         1,479        163                  --      1,642
                                                         ------     ------               -----     ------
                                                          2,831        250                  --      3,081
Less common stock held in
  treasury, at cost                                       1,021         --                 300      1,321
                                                         ------     ------               -----     ------
Total Stockholders' Equity                                1,810        250                (300)     1,760
                                                         ------     ------               -----     ------
Total Liabilities and Stockholders'
  Equity                                                 $6,475     $ (832)              $(635)    $5,008
                                                         ======     ======               =====     ======

- ----------------
(1)    To reflect the removal of account balances and to record the net proceeds and after-tax gain resulting from the sale of Suncor
       (Note 2).



The accompanying notes are an integral part of these pro forma statements.

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

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
Sun Company, Inc. and Subsidiaries

(Millions of Dollars Except Per Share Amounts)
- --------------------------------------------------------------------------
                                                                    For the Year
                                                               Ended December 31, 1994
                                                               -----------------------
                                                                      Pro Forma
                                                                     Adjustments
                                                                 Increase (Decrease)
                                                                 ------------------
                                                                                     Repayment
                                                                      Sale            of Debt/
                                                                        of               Stock       Pro
                                                     Historical       Suncor(1)     Repurchase      Forma
                                                     ----------     ------          ----------     -----
REVENUES
Sales and other operating revenue
  (including consumer excise taxes)                      $9,818    $(1,397)               $ --    $8,421
Gain on divestments                                          51         --                  --        51
Interest income                                              16         (2)                 --        14
Income (loss) from investments in
  operations held for sale                                   (1)        --                  --        (1)
Other income                                                 24         (3)                 --        21
                                                         ------     ------                ----    ------
                                                          9,908     (1,402)                 --     8,506
                                                         ------     ------                ----    ------
COSTS AND EXPENSES
Cost of products sold and operating
  expenses                                                6,276       (508)                 --     5,768
Selling, general and administrative
  expenses                                                  703       (119)                 --       584
Taxes, other than income taxes                            2,253       (527)                 --     1,726
Depreciation, depletion and
  amortization                                              359        (90)                 --       269
Exploratory costs and leasehold
  impairment                                                 24        (24)                 --        --
Provision for write-down of assets
  and other matters                                          54         --                  --        54
Minority interest                                            35        (35)                 --        --
Interest cost and debt expense                               97        (14)                (22)       61
Interest capitalized                                        (13)         2                  --       (11)
                                                         ------     ------                ----    ------
                                                          9,788     (1,315)                (22)    8,451
                                                         ------     ------                ----    ------
Income before provision
  (credit) for income taxes and
  cumulative effect of change in
  accounting principle                                      120        (87)                 22        55
Provision (credit) for income taxes                          23        (50)                  8       (19)
                                                         ------     ------                ----    ------
Income before cumulative
  effect of change in accounting
  principle                                                  97        (37)                 14        74
Cumulative effect of change in
  accounting principle                                       (7)        --                  --        (7)
                                                         ------     ------                ----    ------

NET INCOME                                               $   90     $  (37)               $ 14    $   67
                                                         ======     ======                ====    ======
Earnings (loss) per share of
  common stock:
  Income before cumulative
    effect of change in accounting
    principle                                             $ .91                                    $ .76
  Cumulative effect of change in
    accounting principle                                   (.07)                                    (.07)
                                                          -----                                    -----
  Net income                                              $ .84                                    $ .69
                                                          =====                                    =====
- ----------------
(1)  To reflect the removal of Suncor's results of operations (Note 3).



The accompanying notes are an integral part of these pro forma statements.

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

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
Sun Company, Inc. and Subsidiaries

(Millions of Dollars Except Per Share Amounts)
- --------------------------------------------------------------------------
                                                                For the Three Months
                                                                Ended March 31, 1995
                                                                --------------------
                                                                      Pro Forma
                                                                     Adjustments
                                                                 Increase (Decrease)
                                                                 ------------------
                                                                                     Repayment
                                                                      Sale            of Debt/
                                                                        of               Stock       Pro
                                                     Historical       Suncor(1)     Repurchase      Forma
                                                     ----------     ------          ----------     -----
REVENUES
Sales and other operating revenue
  (including consumer excise taxes)                      $2,578      $(361)               $ --    $2,217
Interest income                                               2         (1)                 --         1
Income (loss) from investments in
  operations held for sale                                    1         --                  --         1
Other income                                                  7         (1)                 --         6
                                                         ------      -----                ----    ------
                                                          2,588       (363)                 --     2,225
                                                         ------      -----                ----    ------
COSTS AND EXPENSES
Cost of products sold and operating
  expenses                                                1,752       (129)                 --     1,623
Selling, general and administrative
  expenses                                                  178        (36)                 --       142
Taxes, other than income taxes                              520       (125)                 --       395
Depreciation, depletion and
  amortization                                               97        (24)                 --        73
Exploratory costs and leasehold
  impairment                                                 10        (10)                 --        --
Minority interest                                            10        (10)                 --        --
Interest cost and debt expense                               31         (4)                 (5)       22
Interest capitalized                                         (2)         1                  --        (1)
                                                         ------      -----                ----    ------
                                                          2,596       (337)                 (5)    2,254
                                                         ------      -----                ----    ------
Income (loss) before provision
  (credit) for income taxes                                  (8)       (26)                  5       (29)
Provision (credit) for income taxes                          (1)       (15)                  2       (14)
                                                         ------      -----                ----    ------
NET INCOME (LOSS)                                        $   (7)     $ (11)               $  3    $  (15)
                                                         ======      =====                ====    ======
Net income (loss) per share of
  common stock                                            $(.07)                                   $(.15)
                                                          =====                                    =====
- ----------------
(1)  To reflect the removal of Suncor's results of operations (Note 3).

The accompanying notes are an integral part of these pro forma statements.

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                                             Sun Company, Inc.
                                            -----------------

Notes to Unaudited Pro Forma Consolidated Financial Statements
- --------------------------------------------------------------

1. As described in Item 2 of this Form 8-K, on June 8, 1995, Sun completed the sale of its remaining interest in Suncor. On June 13, the Company announced its intention to use the net cash proceeds from this sale to repay debt and repurchase Sun common shares. The historical consolidated balance sheet and income statements of Sun have been adjusted to give effect to these transactions as discussed below. The pro forma consolidated balance sheet and income statements do not include an estimated after-tax charge of $100 million to be recognized in the second quarter of 1995 related to employee terminations and the write-down to net realizable value of certain refining and marketing and coal assets.

2. The balance sheet pro forma adjustments assume the transactions giving rise to the adjustments were consummated on March 31, 1995. The pro forma balance sheet gives effect to the disposition of all assets and liabilities of Suncor and the aforementioned debt repayment and share repurchase transactions. Included in earnings employed in the business in the pro forma balance sheet is a pro forma gain of $163 million (after current income taxes payable of $15 million and deferred income taxes of $72 million) resulting from the sale of Suncor. The actual gain of approximately $150 million to be recorded in the second quarter of 1995 will be based on the book value of Sun's investment in Suncor on the June 8, 1995 sale date. In addition, the net cash proceeds of $635 million to be received in June 1995 from the sale were assumed to be used to (i) repay $335 million of Company indebtedness; and (ii) repurchase 10 million shares of Company common stock at an assumed weighted average price of $30 per share via a Dutch Auction tender offer (6.4 million shares) and open market purchases (3.6 million shares). The remaining net proceeds from the sale, which total $124 million after discount, are reflected as "Receivable from Sale of Suncor Stock" in the pro forma balance sheet. Such proceeds are expected to be received in June 1996.

3. The statement of income pro forma adjustments assume the transactions giving rise to the adjustments were consummated January 1, 1994. The pro forma consolidated statements of income give effect to the removal of Suncor's results of operations and a reduction in interest expense due to the assumed repayment of debt. In addition, the increase in the pro forma tax provisions resulting from the reduction in interest expense were computed using the statutory rates for the periods presented. In accordance with pro forma reporting rules, no gain from the Suncor divestment is reflected in the consolidated pro forma statements of income for the periods presented.

4. Earnings per share included in the pro forma consolidated statements of income are based on the average number of common shares outstanding for the periods presented. On a historical basis, the weighted average number of common shares outstanding (in thousands) totalled 107,043 and 107,053 for the year ended December 31, 1994 and three-months ended March 31, 1995, respectively. For calculation of the pro

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Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)
- --------------------------------------------------------------------------

       forma earnings per share, the average number of shares was adjusted to reflect the assumed repurchase of 10 million shares on January 1, 1994.

5. The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Sun Company, Inc. The pro forma consolidated financial statements are not necessarily indicative of the actual results that would have been achieved had the transactions been in effect on the dates or for the periods indicated, nor are they necessarily indicative of future results.

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SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



       SUN COMPANY, INC.



BY     s/ RICHARD L. CARTLIDGE
       -----------------------
       Richard L. Cartlidge
       Comptroller
       (Principal Accounting Officer)

DATE   June 13, 1995